As filed with the Securities and Exchange Commission on August 14, 2015

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S–8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Milacron Holdings Corp.

(Exact name of registrant as specified in its charter)

Delaware	80-0798640
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3010 Disney Street Cincinnati, OH	45209
(Address of Principal Executive Offices)	(Zip Code)

Milacron Holdings Corp. Amended and Restated 2012 Equity Incentive Plan

(Full Title of Plan)

Hugh C. O’Donnell

Vice President, General Counsel and Secretary

3010 Disney Street

Cincinnati, OH 45209

(Name and address of agent for service)

(513) 487-5000

(Telephone number, including area code, of agent for service)

With a copy to:

Alexander D. Lynch, Esq.

Heather L. Emmel, Esq.

Weil, Gotshal & Manges LLP

767 Fifth Avenue

New York, NY 10153

(212) 310-8000 (Phone)

(212) 310-8007 (Fax)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, or a non-accelerated filer. See the definitions of “large accelerated filer,” “accelerated filer” and smaller reporting company in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.01 par value per share, reserved for issuance pursuant to the Amended and Restated 2012 Equity Incentive Plan	419,503	$6.64(2)	$2,785,500	$323.68
Total				$323.68

(1)	Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall cover any additional securities as may issuable under the Amended and Restated 2012 Equity Incentive Plan (the “Plan) by reason of any stock splits, stock dividends, recapitalizations or similar transactions.
(2)	Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(h) of the Securities Act based on the weighted average exercise price of stock option awards outstanding under the Amended and Restated 2012 Equity Incentive Plan of $6.64.

EXPLANATORY NOTE

This registration statement on Form S-8 is being filed for the purpose of registering additional securities of the same class as other securities for which a registration statement on Form S-8 relating to the same benefit plans is effective. This registration statement covers an additional 419,503 shares of common stock, par value $0.01 per share (“Common Stock”), of Milacron Holdings Corp. (the “Registrant”) reserved for future issuance pursuant to stock option awards outstanding under the Amended and Restated 2012 Equity Incentive Plan (the “2012 Plan”).

Pursuant to General Instruction E to Form S-8, the Registrant hereby incorporates by reference into this registration statement the entire contents of, including all documents incorporated by reference or deemed incorporated by reference into, its registration statement on Form S-8 (File No. 333-205208) filed with the Securities and Exchange Commission (the “Commission”) on June 25, 2015, with respect to the Plan.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The Registrant hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the “Commission”):

•	The Registrant’s prospectus contained in the Registrant’s Registration Statement on Form S-1, as amended (Reg. No. 333-203231), in which there is set forth the Registrant’s audited financial statements for the latest fiscal year for which such statements have been filed;

•	The Registrant’s Quarterly Report on Form 10-Q filed with the Commission on August 11, 2015;

•	The Registrant’s Current Report on Form 8-K filed with the Commission on June 30, 2015; and

•	The description of the Registrant’s common stock contained in the Registrant’s Registration Statement on Form S-1, as amended (Reg. No. 333-203231), which description is incorporated by reference into the Form 8-A filed with the Securities and Exchange Commission on June 19, 2015, pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and any amendment or report filed for the purpose of further updating such description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with the rules of the Commission shall not be deemed incorporated by reference into this Registration Statement.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this registration statement shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained in this registration statement, or in any other subsequently filed document that also is or is deemed to be incorporated by reference in this registration statement, modifies or supersedes such prior statement. Any statement contained in this registration statement shall be deemed to be modified or superseded to the extent that a statement contained in a subsequently filed document that is or is deemed to be incorporated by reference in this registration statement modifies or supersedes such prior statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 8.	Exhibits.

Exhibit No.	Description

4.1	Milacron Holdings Corp. 2012 Amended and Restated Equity Incentive Plan (incorporated by reference to Exhibit 4.2 to the Registrant’s Registration Statement on Form S-8, originally filed with the Commission on June 25, 2015).

5.1	Legal Opinion of Weil, Gotshal & Manges LLP.

23.1	Consent of Ernst & Young LLP.

23.2	Consent of Weil, Gotshal & Manges LLP (included in Exhibit No. 5.1).

24.1	Power of Attorney (included on signature page).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cincinnati, State of Ohio, on August 14, 2015.

Milacron Holdings Corp.

By:	/s/ Bruce Chalmers
Name:	Bruce Chalmers
Title:	Chief Financial Officer

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned constitutes and appoints each of Tom Goeke, Bruce Chalmers and Hugh C. O’Donnell or any of them, each acting alone, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his name, place and stead, in any and all capacities, to sign this Registration Statement on Form S-8 (including all pre-effective and post-effective amendments and registration statements filed pursuant to Rule 462(b) under the Securities Act of 1933), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming that any such attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Tom Goeke	Chief Executive Officer (Principal Executive Officer)	August 14, 2015
Tom Goeke

/s/ Bruce Chalmers	Chief Financial Officer (Principal Financial Officer)	August 14, 2015
Bruce Chalmers

/s/ Ira Boots	Director	August 14, 2015
Ira Boots

/s/ Greg Brenneman	Director	August 14, 2015
Greg Brenneman

/s/ Waters Davis	Director	August 14, 2015
Waters Davis

/s/ Jim Gentilcore	Director	August 14, 2015
Jim Gentilcore

/s/ Mark McFadden	Director	August 14, 2015
Mark McFadden

/s/ Timothy Walsh	Director	August 14, 2015
Timothy Walsh

/s/ Jim Kratochvil	Director	August 14, 2015
Jim Kratochvil

/s/ James Ridout	Director	August 14, 2015
James Ridout

EXHIBIT INDEX

Exhibit No.	Description

4.1	Milacron Holdings Corp. 2012 Amended and Restated Equity Incentive Plan (incorporated by reference to Exhibit 4.2 to the Registrant’s Registration Statement on Form S-8, originally filed with the Commission on June 25, 2015).

5.1	Legal Opinion of Weil, Gotshal & Manges LLP.

23.1	Consent of Ernst & Young LLP.

23.2	Consent of Weil, Gotshal & Manges LLP (included in Exhibit No. 5.1).

24.1	Power of Attorney (included on signature page).